UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 4, 2007

Schmitt Industries, Inc.
(Exact name of registrant as specified in its charter)

Oregon	000-23996	93-1151989
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2765 N.W. Nicolai Street, Portland, Oregon	97210
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:   (503) 227-7908

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On October 4, 2007, Schmitt Industries, Inc. (“Schmitt”) entered into an interim agreement (the “Interim Acquisition Agreement”) with Xtero Datacom Inc., a British Columbia corporation (“Xtero”), and certain of its shareholders pursuant to which Schmitt will purchase from the Xtero shareholders all of the issued and outstanding common shares of Xtero (the “Transaction”). The parties agree to use their commercially reasonable best efforts to enter into a definitive agreement within 30 days and to complete the Transaction by May 31, 2008. Upon closing of the Transaction, Schmitt will own all of Xtero’s assets, including patented technologies for remote satellite sensing of large chemical storage tanks.

Pursuant to the Interim Acquisition Agreement, Xtero has granted Schmitt an exclusive license for the Xtero technology, so that Schmitt can begin the necessary work to ramp up production and marketing of Xtero’s remote tank monitoring devices prior to closing of the Transaction.  During the one-year term of the exclusive license (which term will be extended if the Transaction fails to close by May 31, 2008), Schmitt will pay Xtero royalties of 15% of the net sales of Xtero products and 25% of the net monitoring revenue generated from the use of these products.

Since February 2007, Schmitt has loaned Xtero $250,000 which funds were used for patent work and other corporate product development and testing activities. Pursuant to the Interim Acquisition Agreement, Schmitt will loan Xtero an additional $250,000; Schmitt will have control over how these funds are used.

The Interim Acquisition Agreement contemplates that Schmitt will effectuate the Transaction by forming a wholly owned Canadian subsidiary (“SCL”) which will issue to Xtero shareholders shares of SCL stock which can later be exchanged for shares of Schmitt common stock under certain conditions (“Exchangeable Shares”). The use of Exchangeable Shares is intended to permit a certain income result for the Xtero shareholders under Canadian tax laws. Upon closing, Schmitt will issue 200,000 Exchangeable Shares to Xtero shareholders in exchange for their Xtero shares. The Exchangeable Shares are exchangeable for Schmitt common stock on a one-for-one basis. In addition, Xtero shareholders will be eligible to receive additional Exchangeable Shares (“Earn-Out Shares”) pursuant to a five year earn- out program ending no later than May 2013. The number of Earn-Out Shares to be issued is calculated by dividing (i) 50% of net annual after tax earnings derived from Xtero products by (ii) the average closing price for a share of Schmitt common stock (up to $27.72) for the period from April 1 through July 31 of each Schmitt fiscal year through 2013.

Item 8.01. Other Events.

On October 5, 2007, Schmitt issued a press release announcing the Interim Acquisition Agreement with Xtero. A copy of this press release is included as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d)      Exhibits

99.1   Press Release of Schmitt dated October 5, 2007.

SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Schmitt Industries, Inc.
(Registrant)

October 5, 2007	/s/ WAYNE A. CASE
(Date)	Wayne A. Case
President and CEO

Exhibit Index
99.1	Press Release of Schmitt dated October 5, 2007.